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                                                                   EXHIBIT 23.2

                           CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Sabre Holdings Corporation and to the incorporation by reference therein of our report dated January 14, 2002, except for Note 19, as to which the date is February 19, 2002, with respect to the consolidated financial statements and schedule of Sabre Holdings Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                                                     /s/ ERNST & YOUNG LLP

Dallas, Texas
March 26, 2002